UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
November 17, 2010
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AETRIUM INCORPORATED
(Exact name of registrant as specified in its charter)

Minnesota	0-22166	41-1439182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2350 Helen Street North St. Paul, Minnesota	55109
(Address of Principal Executive Offices)	(Zip Code)

(651) 770-2000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2010, Joseph C. Levesque announced his retirement as chief executive officer of Aetrium Incorporated effective December 31, 2010, and the board of directors appointed John J. Pollock, president and chief operating officer of the company, to serve as the company’s chief executive officer effective upon Mr. Levesque’s retirement. Also on November 17, 2010, the compensation committee of the company approved retirement benefits for Mr. Levesque and Douglas L. Hemer, chief administrative officer of the company, in the aggregate amounts of $336,800 and $243,300 respectively, to be paid over two years from their respective dates of retirement. For further information, please refer to the letter agreements attached hereto as Exhibits 10.1 and 10.2 and the press release attached hereto as Exhibit 99.1, which are incorporated by reference herein.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)      Exhibits.

Exhibit No.	Description
10.1	Letter agreement dated November 17, 2010 between Aetrium Incorporated and Joseph C. Levesque
10.2	Letter agreement dated November 17, 2010 between Aetrium Incorporated and Douglas L. Hemer
99.1	Press Release issued November 18, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETRIUM INCORPORATED

By:  /s/   Douglas L. Hemer
Douglas L. Hemer
Chief Administrative Officer and Secretary

Dated:   November 19, 2010

AETRIUM INCORPORATED

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing
10.1	Letter agreement dated November 17, 2010 between Aetrium Incorporated and Joseph C. Levesque	Filed herewith
10.2	Letter agreement dated November 17, 2010 between Aetrium Incorporated and Douglas L. Hemer	Filed herewith
99.1	Press Release issued November 18, 2010	Filed herewith